Table of Contents

Exhibit 23.3

Price Waterhouse & Co. S.R.L.
Firma miembro de PricewaterhouseCoopers
9 de Julio 921 - Piso 1º
M5500DOX - Mendonza
Tel./Fax: (54-261) 429-5300 / 425-3132

www.pwc.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Pampa Energía S.A. of our report dated August 5, 2008 relating to the financial statements schedules of Inversora Nihuiles S.A., which appears in such Registration Statement. We also consent to the reference to us under the headings “Presentation of Information” and “Statements by Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

/s/ Ezequiel Mirazón (Partner)

Ezequiel Mirazón

Mendoza, Argentina
August 3, 2009